EXHIBIT 99

                                                                  [International
                                                              DisplayWorks LOGO]

                International DisplayWorks, Inc. Announces Record
              Financial Results for Fourth Quarter and Fiscal 2005

          Fourth Quarter Sales Increase 68.0%; Up 90.9% for Fiscal Year

FOR IMMEDIATE RELEASE
For additional information contact:
Tom Lacey, CEO                           or     Matthew Hayden or Brett Maas
International DisplayWorks, Inc.                Hayden Communications, Inc.
(916) 797-6800                                  (843) 272-4653
                                                matt@haydenir.com

ROSEVILLE, Calif., -- January 10, 2006-- International DisplayWorks, Inc. (IDW) (NASDAQ: IDWK), a manufacturer and designer of liquid crystal displays (LCDs), modules and assemblies, today announced financial results for the Company's fourth fiscal quarter and fiscal year ended October 31, 2005.

Fourth  Quarter  2005/Full-Year  Highlights:

o Net sales for the quarter increased 68.0 percent year-over-year to $24.0 million
o    Full-year net sales increased 90.9 percent to $88.3 million
o Net income for the year increased to 250.7 percent to $3.8 million, or $0.12 per diluted share
o    IDW achieved SOX 404 compliance

For the fourth  quarter,  net sales were a record $24.0 million,  an increase of
68.0 percent compared to the $14.3 million reported for the fourth quarter of fiscal 2004. The Company's gross profit increased 20.0 percent to $3.8 million, or 15.7 percent of net sales, compared to a gross profit of $3.1 million, or
22.0 percent of net sales, for the same period a year ago. Sales, General and Administrative expenses decreased from 18 percent of net sales, or $2.6 million, to 14 percent of net sales, or $3.4 million. The Company reported operating income of $415,000 compared to operating income of $549,000 for the fourth quarter last year. Net income was $294,000, or $0.01 per basic and fully diluted share, compared with net income of $532,000, or $0.02 per basic and fully diluted share last year. The fully diluted weighted average common shares outstanding were 33.3 million for the fourth quarter of fiscal 2005 versus 32.2 million for the same quarter last year.

"We continued to report both sequential and year-over-year revenue growth and ongoing profitability, driven in part by ongoing reductions in our sales, general and administrative expenses as a percentage of revenue," commented Tom Lacey, International DisplayWorks' chairman and Chief Executive Officer. "This was in fact our 10th consecutive quarter of sequential revenue growth. Additionally, during the quarter we announced some significant customer wins. We are pleased with the continued progress in customer diversification, both in terms of the number of large customers in our portfolio and the end-markets for our products, factors which should further insulate us from individual customer events and economic trends."

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For the fiscal year period  ended  October 31,  2005,  the Company  reported net sales of $88.3 million, an increase of 90.9 percent compared to the $46.2 million reported for the same period last year. Gross profit margin was $15.7 million, or 17.7 percent of net sales, compared to gross profit margin of $10.1 million, or 21.9 percent of net sales for the previous fiscal year. Sales, General and Administrative expenses were $11.3 million, or 12.8 percent of net sales, compared to $8.7 million, or 18.9 percent of net sales, for the same period last year. Operating income for the year was $4.3 million compared to $1.4 million for fiscal 2004. Net income was $3.8 million, or $0.12 per basic and fully diluted share, compared with net income of $1.1 million, or $0.04 per basic and fully diluted share last year. The fully diluted weighted average common shares outstanding were 32.7 million for fiscal 2005 versus 27.5 million for fiscal 2004.

The Company completed the year with $9.3 million in cash and equivalents compared to $10.2 million at the end of last year. The Company closed fiscal '05 with approximately 39 days of inventory compared to 47 days at the end of last year. The Company's property, plant and equipment balance was $27 million dollars, an increase of $16.4 million from last year as a result of the addition of two new factories. Total liabilities increased to $33.4 million from $15.8 million at the end of 2004 as a result of funds borrowed to purchase the Beijing facility. Shareholders' equity increased 21.3 percent to $35.4 million at October 31, 2005 from $29.1 million at October 31, 2004.

Jeff Winzeler, the Company's chief financial officer and chief operating officer, commented, "We are pleased to report our 9th consecutive profitable quarter and we delivered a net income increase of 251% compared to last year. I am very pleased to announce that the Company has achieved Sarbanes Oxley 404 certification - a significant milestone for IDW. As we move into fiscal 2006, we expect first quarter revenue of $21.0 to $24.5 million. Our directional revenue outlook for the second quarter is in the $26 to $34 million dollar range. We will give formal guidance during our first quarter 2006 conference call."

Mr. Lacey concluded, "Our reputation remains solid and we continue to win business with top tier manufacturers, who have carefully reviewed and qualified IDW and have demonstrated confidence in our capabilities. As we continue to grow and successfully execute on these wins, we expect to win additional business from both current and other large, established manufacturers. In summary, we have made significant progress in our growth strategy, are clearly at an inflection point in the business and have a lot to accomplish during the remainder of this calendar year."

Recent  Highlights
     o On December 5, IDW announced it received an initial tooling order and named as first source supplier for Whirlpool for monochrome displays for a new washing machine, with anticipated revenue expected to exceed $1 million. The Company anticipates shipping these displays during the 2006 calendar year, with mass production beginning in the Company's second fiscal quarter.
     o On December 7, IDW announced it passed the audit for ISO/TS16949:2002, enabling IDW to receive the ISO/TS16949:2002 certification in early 2006 and clearing the path for IDW to secure automotive clients.
     o On December 12, IDW announced that Jeff Winzeler was named to fill the newly created position Chief Operating Officer of IDW. Mr. Winzeler will continue to serve as the Company's Chief Financial Officer.

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Teleconference Information
Management will discuss the results in a conference call today at 4:30 p.m. EST. Interested parties should call 888-823-7457 if calling within the United States or 973-582-2718 if calling internationally. There will be a playback available until January 17, 2006. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pass code 6893489 for the replay. This call is being web cast by ViaVid Broadcasting and can be accessed at International DisplayWorks' website at www.idwk.com. The web cast may also be accessed at ViaVid's website at www.viavid.net. The web cast can be accessed until October 6, 2005 on either site.To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About International DisplayWorks
International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW operates 466,000 square feet of manufacturing facilities in the People's Republic of China (PRC). Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwk.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements, due to changes in customer forecasts, timing of purchase orders, introduction of new and competitive products in the markets in which our products are used, and other factors discussed under the Risk Factors contained in our annual report and other reports filed with the Securities and Exchange Commission. For more detailed information the reader is referred to IDW's annual report on Form 10-K and other documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

                                TABLES TO FOLLOW

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                INTERNATIONAL DISPLAYWORKS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                              -------------------    -----------------
                                       ASSETS                                        October 31,           October 31,
                                       ------                                               2005                 2004
                                                                              -------------------    -----------------
Current assets:
     Cash and cash equivalents
        Cash in banks                                                                  $   8,875            $   8,187
        Cash in commercial paper                                                               -                1,999
        Cash in banks - restricted deposits                                                  383                    -
                                                                              -------------------    -----------------
        Total cash and cash equivalents                                                    9,258               10,186

     Accounts receivable,
         net of allowance for doubtful accounts of $36 and $101                           21,776               11,378
     Inventories                                                                           8,516                5,780
     Prepaid expense and other current assets                                              1,939                1,160
                                                                              -------------------    -----------------
        Total current assets                                                              41,489               28,504
                                                                              -------------------    -----------------

Other assets
     Deferred tax asset                                                                      262                    -

Property, plant and equipment at cost, net                                                27,031               16,418
                                                                              -------------------    -----------------
        Total assets                                                                  $   68,782            $  44,922
                                                                              ===================    =================

                        LIABILITIES AND SHAREHOLDERS' EQUITY
                        ------------------------------------
Current liabilities:
     Accounts payable                                                                 $   13,928            $   7,236
     Accrued liabilities                                                                   3,998                3,588
     Line of credit                                                                       12,953                4,398
     Current portion of long term debt                                                     2,545                  496
                                                                              -------------------    -----------------
        Total current liabilities                                                         33,424               15,718

Long-term debt, net of current portion                                                         5                   70
                                                                              -------------------    -----------------
        Total liabilities                                                                 33,429               15,788
                                                                              -------------------    -----------------

Commitments and contingencies

Shareholders' equity
     Preferred stock, par $0.001, 10,000,000 shares authorized,
        none issued                                                                            -                    -
     Common stock, par $0.001, 100,000,000 shares authorized
        31,971,629 and 30,573,383  shares issued and outstanding
        at October 31, 2005 and October 31, 2004 respectively                                 32                   31
     Additional paid in capital                                                           67,424               65,611
     Accumulated deficit                                                                (32,812)             (36,579)
     Cumulative translation adjustment                                                       709                   71
                                                                              -------------------    -----------------
        Total shareholders' equity                                                        35,353               29,134
                                                                              -------------------    -----------------
        Total liabilities and shareholders' equity                                    $   68,782            $  44,922
                                                                              ===================    =================

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                                     INTERNATIONAL DISPLAYWORKS, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (in thousands, except Share and per share data)


                                                              For Three Months Ended            For Twelve Months Ended
                                                          --------------- ----------------  ----------------------------------
                                                           October 31,      October 31,     October 31,           October 31,
                                                               2005            2004             2005                 2004
                                                          --------------- ---------------- --------------- ------------------

     Net sales                                                 $  23,955        $  14,259        $ 88,278         $   46,234
Cost of goods sold                                                20,194           11,125          72,618             36,123
                                                          --------------- ---------------- --------------- ------------------
     Gross profit                                                  3,761            3,134          15,660             10,111
                                                          --------------- ---------------- --------------- ------------------

Operating expenses:
     General and administrative                                    2,162            1,825           7,693              5,403
     Selling, marketing and customer service                         831              589           2,750              2,096
     Engineering, advanced design and
        product management                                           352              171             877                625
     Litigation settlement                                             -                -               -                625
                                                          --------------- ---------------- --------------- ------------------
             Total operating expenses                              3,345            2,585          11,320              8,749
                                                          --------------- ---------------- --------------- ------------------
             Operating income                                        416              549           4,340              1,362
                                                          --------------- ---------------- --------------- ------------------

Other income (expense):
     Interest expense                                              (256)             (63)           (681)              (396)
     Other income (expense)                                           36               46               9                108
                                                          --------------- ---------------- --------------- ------------------
             Total other income (expense)                          (220)             (17)           (672)              (288)
                                                          --------------- ---------------- --------------- ------------------
             Income  from continuing operations
                 before income taxes                                 196              532           3,668              1,074
                                                          --------------- ---------------- --------------- ------------------
             Income tax benefit                                     (99)                -            (99)                  -
                                                          --------------- ---------------- --------------- ------------------
             Net income                                          $   295          $   532        $  3,767          $   1,074
                                                          =============== ================ =============== ==================


Basic and diluted income per common share
        Basic                                                   $   0.01         $   0.02        $   0.12          $    0.04
                                                          =============== ================ =============== ==================
        Diluted                                                 $   0.01         $   0.02         $  0.12          $    0.04
                                                          =============== ================ =============== ==================

Weighted average common shares outstanding
        Basic                                                 31,965,374       30,312,133      31,388,406         25,647,763

        Diluted                                               33,287,206       32,175,598      32,710,238         27,511,228
                                                          =============== ================ =============== ==================

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